UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 29, 2022, Generac Power Systems, Inc. (“Generac”), a wholly owned subsidiary of Generac Holdings Inc. (“Generac Holdings”), entered into a definitive agreement to amend (the “Amendment”) the Arrangement Agreement (the “Purchase Agreement”) between Generac, 13462234 Canada Inc., a wholly owned subsidiary of Generac (“Generac NewCo,” and together with Generac, the “Generac Parties”), ecobee Inc. (“ecobee”), and Shareholder Representative Services LLC, solely in its capacity as representative of ecobee’s securityholders (the “ecobee Securityholders”), dated November 1, 2021. Under the Purchase Agreement, Generac Newco was required to pay or cause to be paid to the ecobee Securityholders an earnout payment with a value of up to $60 million, in the form of shares of Generac Holdings’ common stock, par value $0.01 (“Generac Stock”), contingent on the achievement of certain performance targets by ecobee as of June 30, 2023 (the “Earnout Consideration”). The number of shares of Generac Stock was to be determined based on the volume-weighted average price of Generac Stock over a period of 20 trading days ending on June 30, 2023.

Under the Amendment, the parties agreed to an early determination of the Earnout Consideration to accelerate the achievement of certain synergies between ecobee and Generac. The final payment of the Earnout Consideration of $45 million will be based on ecobee’s projected level of achievement of the performance targets set under the Purchase Agreement. The Amendment further provides that the number of shares of Generac Stock to be issued as Earnout Consideration will be determined based on the volume-weighted average price of Generac Stock over a period of 20 trading days ending on January 6, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

	Name:	Raj Kanuru
Date: January 5, 2023	Title:	EVP, General Counsel & Secretary